EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §14350), the undersigned, Andrew J. Fromkin, Chief Executive Officer and President of Clinical Data, Inc. (the “Company”) and C. Evan Ballantyne, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
     (1) the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2010, to which this certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2010	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer

Date: August 9, 2010	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Executive Vice President and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of the Company under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.